Sub-Item 77Q1(a): Copies of Material Amendments to the Trust's Declaration of Trust or By-laws
Amendment No. 17 dated December 13, 2012 to the Agreement and Declaration of Trust dated September 16, 1997 is incorporated herein by reference to Exhibit (a)(18) to Post-Effective Amendment No. 32 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on February 13, 2013 (Accession No. 0001193125-13-055527).